SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET VARIABLE RATE

STRATEGIC FUND INC.

(Name of Registrant as Specified in Its Charter)

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VOTE TODAY! June 15, 2020 Dear Shareholder, Our records indicate you have not voted your shares Your vote is required to approve a new management contract Without your vote, the Fund’s operations may be terminated Ahead of the Western Asset Variable Rate Strategic Fund Inc. (the “Fund”) Special Meeting of Shareholders (the “Special Meeting”) scheduled to be held on July 6, 2020, you are being asked to vote to approve new agreements1 between the Fund and its investment manager and subadvisers that will enable the Fund to continue to operate and deliver the returns and distribution payouts you rely on. If These New Agreements Are Not Approved, the Fund May Be Forced To Liquidate Liquidating the Fund could result in serious negative implications for long-term shareholders such as… A significant loss of shareholder value, including the discontinuation Negative tax consequences of the Fund’s distributions A Failure to Vote is the Same as Voting Against the New Agreements Protect the Value of Your Investment — Vote the WHITE Proxy Card Today The Fund’s Board of Directors unanimously recommends that you vote “FOR” the new agreements on the WHITE proxy card today to build on the Fund’s track record of value creation and continue benefitting from its long-term strategy. Please vote today!

Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Shareholders Call Toll Free: (877) 750-0625 Incorporated Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you NOT to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card Notes 1 Due to the “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.